Exhibit 99.1

[LOGO OF FOSSIL]

2280 North Greenville Avenue, Richardson TX 75082

Contact:

Mike Kovar

Chief Financial Officer
Fossil, Inc.
(469) 587-3334
Investor Relations:	Allison Malkin
Integrated Corporate Relations
(203) 682-8225

FOSSIL, INC. ANNOUNCES PARTICIPATION IN THE 26th ANNUAL PIPER JAFFRAY CONSUMER CONFERENCE

Richardson, TX. June 1, 2006 – Fossil, Inc. (FOSL: NASDAQ) announced today that the Company will be presenting at the 26th Annual Piper Jaffray Consumer Conference held at the New York Palace Hotel, New York on Tuesday, June 6, 2005 at 3:30 p.m. Eastern Time. President and Chief Executive Officer, Kosta Kartsotis and Senior Vice President and Chief Financial Officer, Mike Kovar will provide an overview of the Company’s business model, growth strategies and financial highlights.

Fossil, Inc. is a design, development, marketing and distribution company that specializes in consumer products predicated on fashion and value. The Company’s principal offerings include an extensive line of fashion watches sold under the Company’s proprietary and licensed brands. The Company also offers complementary lines of small leather goods, belts, handbags, sunglasses, jewelry and apparel. The Company’s products are sold in department stores and specialty retail stores in over 90 countries around the world, in addition to the Company’s e-commerce website at www.fossil.com. Certain product, press release and SEC filing information concerning the Company is available at the website.

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